UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2015

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) approved an increase to the annual base salary of Kyle Macemore, the Company’s Chief Financial Officer, from $250,000 to $300,000, effective September 1, 2015. The Compensation Committee increased Mr. Macemore’s base salary in recognition of his leadership and support during the Company’s recent chief executive officer transition, management of the Company’s inventory levels, and demonstrated operational leadership.

The Compensation Committee also granted discretionary stock options to purchase 50,000 shares of the Company’s common stock to each of Mr. Macemore and Steve Larkin, the Company’s Chief Operating Officer, on September 9, 2015. The stock options have an exercise price of $1.23 per share and vest over a three-year period, with 25% of the award vesting on the grant date and 25% of the award vesting on each of the following three anniversary dates of the grant date. The option grants were made pursuant to the Company’s 2008 Stock Incentive Plan, as amended, and subject to the terms of the Company’s standard employee incentive stock option agreement.

Item 8.01	Other Events.

Pursuant to the Company’s Board of Directors Compensation Program, Neal I. Goldman is entitled to receive an annual retainer of $100,000, paid in four quarterly installments in arrears, for his service as the Company’s Executive Chairman of the Board. Mr. Goldman has received payment of $50,000 of his annual retainer for fiscal 2015. On September 9, 2015, Mr. Goldman requested, and the Compensation Committee approved, the grant of a stock option to purchase 40,650 shares of the Company’s common stock in lieu of the cash payment of the remaining $50,000 of Mr. Goldman’s annual retainer for fiscal 2015 so that the Company could use the cash for other purposes.

The stock option granted to Mr. Goldman has an exercise price of $1.23 per share and vests and becomes fully exercisable on September 1, 2016. The option grant was made pursuant to the Company’s 2008 Stock Incentive Plan, as amended, and subject to the terms of the Company’s standard director nonqualified stock option agreement.

On September 9, 2015, the Compensation Committee also approved a revised Board of Directors Compensation Program (the “Board Compensation Program”), which was amended to provide that the Executive Chairman’s annual retainer of $100,000 would be replaced with an annual retainer of $50,000 and a stock option grant with a grant date value of $50,000 (calculated using the Black-Scholes-Merton option pricing model), effective January 1, 2016. Vesting of each such stock option grant to the Executive Chairperson will be contingent upon service on the Board of Directors until January 1 of the year following the grant date.

The foregoing description of the Board Compensation Program does not purport to be complete and is qualified in its entirety by reference to the Board Compensation Program, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Document

10.1	Board Compensation Program, effective January 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

September 10, 2015	By:	/s/ Kyle Macemore
Kyle Macemore
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

10.1	Board Compensation Program, effective January 1, 2016